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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    September 30, 1998
                                                        ------------------------


                            ESSEX COUNTY GAS COMPANY
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



Massachusetts                      1-8154                      04-1427020
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(STATE OR OTHER            (COMMISSION FILE NUMBER)           (IRS EMPLOYER
JURISDICTION OF                                             IDENTIFICATION NO.)
INCORPORATION)



7 North Hunt Road, Amesbury, Massachusetts                         01913
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE    (978) 388-4000
                                                           ---------------------

                                      None

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          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Pursuant to the terms of an Agreement and Plan of Merger, dated as of December 19, 1997, by and between Essex County Gas Company (the "Company") and Eastern Enterprises ("Eastern"), ECGC Acquisition Gas Company ("Merger-sub"), a wholly-owned subsidiary of Eastern, merged with and into the Company on September 30, 1998, with the Company surviving the merger (the "Merger"). Each issued and outstanding share of common stock, no par value per share, of the Company (other than such shares of common stock held by Eastern or the Company, which were canceled) was converted into 1.183985 shares of common stock, $1.00 par value per share, of Eastern, and each issued and outstanding share of Merger-sub was converted into one share of common stock, no par value per share, of the Company. The Company became a wholly-owned subsidiary of Eastern as a result of the Merger.



ITEMS 2 THROUGH 9 ARE NOT APPLICABLE.






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                                    SIGNATURE




         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          ESSEX COUNTY GAS COMPANY


Date:  October 13, 1998                   By: /s/ Joseph F. Bodanza
       ----------------                       ----------------------------------
                                              Name: Joseph F. Bodanza
                                              Title: Senior Vice President,
                                                     Finance, MIS & Treasurer









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